UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 21, 2008
(Date of report; date of
earliest event reported)
Commission file number: 0-51438
RESIDENTIAL CAPITAL, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1770738 (I.R.S. Employer Identification No.)
One Meridian Crossings
Minneapolis, Minnesota
55423
(Address of principal executive offices)
(Zip Code)
(952) 857-8700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
As previously announced, Residential Capital, LLC (“ResCap”) and its parent, GMAC LLC (“GMAC”), are investigating various strategic alternatives related to all aspects of ResCap’s business, including potential acquisitions as well as dispositions, alliances and joint ventures with a variety of third parties. One of the businesses that ResCap is considering selling is the resort finance business of its Business Capital Group. To fund the operations of the resort finance business until its potential disposition or, if ResCap is unable to sell the business, until more long-term financing is arranged, on February 21, 2008, Residential Funding Company, LLC (“RFC”), a subsidiary of ResCap, entered into a secured Credit Agreement with GMAC, as a lender and as agent, to provide RFC with a revolving credit facility with a principal amount of up to $750,000,000. To secure the obligations of RFC under the Credit Agreement, RFC has pledged as collateral under a Pledge Agreement, among other things, its membership interest in RFC Resort Funding, LLC, a wholly-owned special purpose subsidiary of RFC, certain loans made by RFC to resort developers secured by time-share loans or agreements to purchase timeshares and certain loans made by RFC to resort developers to fund construction of resorts and resort-related facilities and all collections with respect to the pledged loans. This funding is supplemental to existing third party financing for the Resort Finance business and will bear interest at a floating rate equal to one-month LIBOR plus 3.00%. RFC will also pay to the lenders a non-use fee for each day prior to the termination of the lenders’ commitments equal to 0.20% per annum on the excess, if any, of (1) the aggregate commitments on such day over (2) the aggregate principal amount of loans outstanding. RFC may request loans from the lenders under the Credit Agreement until August 21, 2008, and the maturity date of the loans will be August 21, 2009. While RFC gives representations, covenants and indemnities that are customary in a limited recourse facility, the lenders must look to the collateral for repayment and have no recourse to RFC for credit-related losses on the collateral. ResCap has entered into a Performance Guaranty pursuant to which it guarantees the performance by RFC of its obligations under the Credit Agreement, other than payment of principal and interest on the loans. On February 21, 2008, RFC borrowed $635 million under the Credit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL CAPITAL, LLC (Registrant)
Dated: February 21, 2008	/s/ Sanjiv Khattri
Sanjiv Khattri
Chief Financial Officer